UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2026

Beyond Air, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38892	47-3812456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Stewart Avenue, Suite 301

Garden City, NY 11530

(Address of Principal Executive Offices and Zip Code)

(516) 665-8200

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	XAIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On  January 30, 2026, Beyond Air, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). As of December 3, 2025, the date of record for determining the stockholders entitled to vote on the proposals presented at the Annual Meeting, there were 8,009,488 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. A total of 4,221,408 shares of common stock representing in aggregate 52.70% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting are as follows:

Proposal 1. At the Annual Meeting, the terms of the members of the Board expired. Six (6) nominees for director were elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified, or until such director’s prior death, resignation or removal. The result of the votes to elect the six (6) directors was as follows:

Directors	For	Withheld	Broker Non-Votes
Steven A. Lisi	1,876,721	140,584	2,204,103
Robert S. Goodman	1,900,828	116,477	2,204,103
Robert F. Carey	1,889,919	127,386	2,204,103
Dr. William Forbes	1,302,760	714,545	2,204,103
Yoori Lee	1,259,067	758,238	2,204,103
Erick J. Lucera	1,294,661	722,644	2,204,103

Proposal 2. At the Annual Meeting, the stockholders ratified the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026. The result of the votes to ratify the appointment of WithumSmith+Brown, PC was as follows:

For	Against	Abstain
4,086,430	20,603	114,375

Proposal 3. At the Annual Meeting, the Company’s stockholders approved the Eighth Amended and Restated 2013 Equity Incentive Plan to increase the number of shares reserved for issuance by 850,000. The result of the votes to approve the Eighth Amended and Restated 2013 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
1,119,142	884,509	13,654	2,204,103

Proposal 4. The Company’s stockholders approved the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there were insufficient votes for, or otherwise in connection with, the approval of any one or more of the foregoing proposals (the “Adjournment Proposal”). However, since there were sufficient votes at the time of the Annual Meeting to approve Proposals 1, 2, and 3, such adjournment will not be necessary. The result of the votes to approve the adjournment was as follows:

For	Against	Abstain
2,757,156	1,431,611	32,641

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Beyond Air, Inc. Eighth Amended and Restated 2013 Equity Incentive Plan (incorporated by reference from Appendix A to the Proxy Statement for Beyond Air, Inc.’s 2026 Annual Meeting of Stockholders, filed with the SEC on December 19, 2025).
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND AIR, Inc.

Date: February 2, 2026	By:	/s/ Steven A. Lisi
	Name:	Steven A. Lisi
	Title:	Chief Executive Officer